Exhibit 10.42

RESTRICTED STOCK AGREEMENT

LAUREATE EDUCATION, INC.
2007 STOCK INCENTIVE PLAN

GRANTEE: EILIF SERCK-HANSSEN

NO. OF AWARD SHARES: 50,000

This Agreement (the “Agreement”) evidences the award of 50,000 shares of restricted stock (each, an “Award Share,” and collectively, the “Award Shares”) of the Common Stock of Laureate Education, Inc., a Maryland corporation (“Laureate”), granted to you, Eilif Serck-Hanssen (the “Grantee”), effective as of August 5 , 2008 (the “Grant Date”), pursuant to the Laureate Education, Inc. 2007 Stock Incentive Plan for Key Employees of Laureate Education, Inc. and its Subsidiaries (the “Plan”) and conditioned upon your agreement to the terms described below.  All of the provisions of the Plan are expressly incorporated into this Agreement.  You must return an executed copy of this Restricted Stock Agreement to the Company within 30 days of the date hereof.  If you fail to do so, the Award Shares will be forfeited to the Company.

WHEREAS, the Grantee is now in the employ of, or other service capacity with, Laureate or a subsidiary or Affiliate of Laureate (Laureate, together with all subsidiaries and Affiliates, called collectively the “Company”), and the Company desires to have the Grantee remain in such employ or capacity and to afford the Grantee the opportunity to acquire stock ownership in the Company so that the Grantee may have a direct proprietary interest in the Company’s success; and

WHEREAS, in any such employment and capacity the Company agrees to provide Grantee with confidential and proprietary information and trade secrets in addition to that of which Grantee already has knowledge; and

WHEREAS, Laureate and its stockholders have approved the Plan pursuant to which the Company may, from time to time, enter into stock award agreements with certain of its Eligible Employees as therein defined;

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby mutually covenant and agree as follows:

1.                                      Terminology

Capitalized terms used in this Agreement not otherwise defined herein shall have the meanings set forth below:

(a)                                 “Administrator” means the Compensation Committee of the Board, or such other committee or committees appointed by the Board to administer the Plan.

(b)                                 “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, conrolled by or under common control with such Person.

(c)                                  “Board” means the Board of Directors of Laureate.

(d)                                 “Change in Control” shall have the meaning set forth in the Plan.

(e)                                  “Disability” shall mean “Total Disability” as such term is defined in any employment agreement between Grantee and the Company or any of its Subsidiaries, or, if there is no such employment agreement, then shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.  The Administrator may require such proof of total and permanent disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Grantee is totally and permanently disabled shall be final and binding on all parties concerned.

(f)                                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)                                  “Grantee” means the recipient of the Award Shares as reflected in the first paragraph of this Agreement.  Whenever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the word “Grantee” shall be deemed to include such person.

(h)                                 “Securities Act” means the Securities Act of 1933, as amended.

(i)                                     “Service” means the Grantee’s employment or other bona fide service relationship with the Company.  Service will be considered to have ceased with the Company if, after a sale, merger or other corporate transaction, the trade, business or entity with which the Grantee is employed is neither Laureate nor an Affiliate of Laureate.

2.                                      Grantee’s Agreement

(a)                                 In consideration of the Award Shares granted to Grantee pursuant to this Agreement, Grantee agrees and covenants that, unless otherwise provided in any employment or severance agreement entered into by and between the Grantee and the Company or any of its subsidiaries (in which case the corresponding provisions therein shall control), the Grantee hereby agrees effective as of the Grant Date, to continue to comply in all respects with the terms and provisions of Section 23 of that certain Management Stockholder’s Agreement by and between the Company and the Grantee dated as of the date hereof and attached hereto as an Exhibit.

(b)                                 Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Grantee’s services are unique and because the Grantee has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)                                  In the event that the Grantee breaches any of the provisions of Section 2(a), in addition to all other remedies that may be available to the Company, the Grantee shall be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of any Options or Stock held by such Grantee

(d)                                 Grantee acknowledges that the foregoing covenants are supplemental to any such covenants by which the Grantee is already bound and that they do not replace such pre-existing obligations.  Further, Grantee agrees that the covenant not to compete in Section 2(a) above is ancillary to the agreement herein concerning confidential information and to other agreements between the parties.

(e)                                  Grantee acknowledges and agrees that the foregoing covenants are reasonable and necessary for the protection of the Company’s valid business interests.  Grantee further acknowledges that a violation of any of the covenants will cause immediate and irreparable injury to the Company, for which injury there is no adequate remedy at law.  Grantee expressly agrees that in the event of the actual or threatened breach of such covenants by the Grantee, the Company, its successors and assigns shall be entitled to an immediate injunction by a court of competent jurisdiction preventing and restraining such breach.  Grantee acknowledges that the granting of such relief will not be unduly burdensome to the Grantee or deprive the Grantee of the means to earn a livelihood.  In the event the Grantee breaches any of the covenants in Section 2(a) above, the two-year period shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals.  The two-year period shall continue upon the effective date of any such settlement, judicial, or other resolution.

(f)                                   It is specifically agreed that each of the covenants set forth above in Sections 2(a) and 2(b), and any portions thereof, are severable and if any of them is determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Section 2 shall be unaffected thereby and shall remain in full force to the fullest extent permitted by law.  If any of the covenants is held invalid or unenforceable by reason of length of time, area covered or activity covered, or any combination thereof, or for any other reasons, any court of competent jurisdiction shall adjust, reduce or otherwise reform any such covenant to the extent necessary to cure any invalidity and to protect the interests of the Company to the fullest extent of the law so that the area, time period and scope of activity restricted shall be the maximum area, time period and scope of activity the court deems valid and enforceable, and as reformed such covenant shall then be enforced.

(g)                                  Grantee further agrees to advise the Company of any and all employment, directorships or other service relationships the Grantee undertakes for the two-year period after the Grantee terminates with the Company and to provide any prospective employer with advance notice of the covenants contained herein.  Grantee also recognizes the Company’s right to advise any prospective or actual employer of the Grantee concerning the obligations herein.  In any action for injunctive or other relief in which the Company enforces any of those obligations, the Company shall be entitled to recover from Grantee the costs, including reasonable attorneys’ fees, incurred by the Company in the action, in addition to any other relief awarded by the Court.

3.                                      Vesting.      All of the Award Shares are nonvested and forfeitable as of the Grant Date.  The Award Shares shall become vested and nonforfeitable, if at all, in accordance with the rules set forth below, provided that the Grantee’s Service with the Company is continuous from the Grant Date through the applicable vesting date.

(a)                                 50% of the Award Shares will become vested and nonforfeitable on each of September 1, 2012 and September 1, 2013.

(b)                                 Except as provided in Section 4. below, unless otherwise determined by the Administrator, none of the unvested Award Shares will become vested and nonforfeitable after the Grantee’s Service with the Company ceases.

4.                                      Termination of Employment or Service; Change of Control.

(a)                                 Subject to the provisions of the next sentence, if the Grantee’s Service with the Company ceases for any reason, all Award Shares that are not then vested and nonforfeitable will be immediately forfeited to the Company upon such cessation for no consideration. In the event the Company terminates the Grantee’s Service without Cause (as that term is defined in the Grantee’s Option Agreement dated as of the date hereof) or the Grantee terminates his Service with Good Reason (as that term is defined in the Grantee’s Option Agreement dated as of the date hereof), all nonvested and forfeitable Award Shares will become vested and nonforfeitable as of immediately prior to the termination of Grantee’s Service.

(b)                                 Immediately prior to a Change of Contol (as that term is defined in the Grantee’s Option Agreement dated as of the date hereof), all nonvested and forfeitable Award Shares will become vested and nonforfeitable, assuming the Grantee is still in the active employ of the Company.

5.                                      Restrictions on Transfer

(a)                                 Until an Award Share becomes vested and nonforfeitable, it may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

(b)                                 The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

6.                                      Stock Certificates.  The Grantee is reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books.  The Company will hold the share certificates for safekeeping, or otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable.  Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that the Grantee may not sell, assign, transfer, pledge, or hypothecate the Award Shares.  All regular cash dividends on the Award Shares held by the Company will be paid directly to the Grantee.  As soon as practicable after vesting of the Award Shares, the Company will deliver a share certificate to the Grantee, or deliver shares electronically or in certificate form to the Grantee’s designated broker on the Grantee’s behalf, for such vested Award Shares.

7.                                      Forfeiture of Award Shares/Clawback Payment.  The Award Shares are granted as consideration for, and contingent upon, the Grantee agreeing to abide by the restrictive covenants set forth in Section 2 of this Agreement (the “Restrictive Covenants”).  The Grantee further recognizes and affirms that the Restrictive Covenants are material and important terms of this Agreement and it would be difficult to ascertain the damages arising from a violation of the Restrictive Covenants.  Accordingly, notwithstanding anything herein to the contrary, if the Administrator or its delegate, in its sole discretion, determines in good faith that the Grantee has engaged in any activity that contravenes the Restrictive Covenants, the Grantee agrees that the following shall occur:

(a)                                 All outstanding, unvested Award Shares shall be forfeited to the Company effective on the date on which such determination is made (the “Determination Date”); and

(b)                                 With respect to all Award Shares that had become vested and nonforfeitable prior to the Determination Date (the “Recapture Shares”), the Grantee agrees that, within 10 days after receiving from the Company written notification that the Administrator has determined that the Grantee has violated the Restrictive Covenants, the Grantee will (i) to the extent that the Grantee then owns any of the Recapture Shares, transfer such Recapture Shares to the Company by delivering stock certificates evidencing the Recapture Shares, together with a stock power, endorsed in blank, and such other documents that the Administrator may reasonably request evidencing that the Grantee owns such Recapture Shares free and clear of liens and other encumbrance and without restriction on transfer and (ii) to the extent that the Grantee has disposed of any of the Recapture Shares to an unrelated third party in an arms’ length transaction, pay to the Company, in United States dollars, an amount equal to the gross proceeds that the Grantee received upon disposition of such Recapture Shares, along with such documentary evidence as the Administrator may reasonably request reflecting the arms’ length nature of the transaction and the amount of the gross proceeds.  In the event that the Grantee has disposed of any of the Recapture Shares in other than an arms’ length transaction to an unrelated third party, the Grantee shall pay to the Company, in United States dollars, for each such Recapture Share so disposed of an amount equal to the Fair Market Value per share of the Common Stock on the Determination Date.

Nothing in this Section 7 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including injunctive relief or the recovery of any damages that it may additionally prove, and all remedies will be cumulative and not affirmative.

8.                                      Coordination With Other Agreements.  To the extent that the Grantee is a party to any agreement with the Company that contains covenants the same as or similar to those set forth in this Agreement (hereinafter referred to as the “Other Agreement”), the Grantee and the Company expressly agree that any remedy available to the Company under this Agreement is in addition to, and does not limit the enforceability of, any remedy available to the Company under such Other Agreement.

9.                                      Tax Election and Tax Withholding

(a)                                 The Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the delivery of shares of Common Stock) due the Grantee the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law.  In lieu of such deduction, the Company may require the Grantee to make a cash payment to the Company equal to the amount required to be withheld.  If the Grantee does not make such payment when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Administrator for such payment have been made.

(b)                                 The Grantee hereby acknowledges that the Grantee has been advised by the Company to seek independent tax advice from the Grantee’s own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days after the Grant Date.  The Grantee expressly acknowledges that the Grantee is solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company.  The Grantee may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award.  The Grantee acknowledges that the Grantee has sought tax and legal advice from the Grantee’s own advisors regarding this award or has voluntarily and knowingly foregone such consultation.

10.                               Adjustments for Corporate Transactions and Other Events

(a)                                 Stock Dividend, Stock Split and Reverse Stock Split.  Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Award Shares and the number of such Award Shares that are nonvested and forfeitable shall, without further action of the Administrator, be adjusted to reflect such event.  The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of the stock dividend, stock split or reverse stock split.  Adjustments under this Section 10 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.  No fractional Award Shares will result from any such adjustments.

(b)                                 Binding Nature of Agreement.  The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Grantee in exchange for, or by virtue of the Grantee’s ownership of, the Award Shares, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event, except as otherwise determined by the Administrator.  If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

11.                               Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement shall alter the Grantee’s employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and the Grantee, or as a contractual right of the Grantee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Grantee at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on the Grantee’s interests under the Plan.

12.                               Rights as Stockholder.  Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares, the Grantee is entitled to all rights of a stockholder of the Company, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares.

13.                               The Company’s Rights.  The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.                               Resolution of Disputes.  Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Administrator in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, shall be final, binding and conclusive on all persons affected thereby.

15.                               Invalidity or Unenforceability.  It is the intention of the Company and the Grantee that this Agreement shall be enforceable to the fullest extent allowed by law.  In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Grantee agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

16.                               Waiver.  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

17.                               Waiver of Right to Jury Trial and Declaratory Judgment.  As a condition of entering into this Agreement, the Grantee hereby waives and relinquishes any right to jury trial or any right to a declaratory judgment the Grantee may now or hereafter have with respect to any dispute arising out of this Agreement.

18.                               Notices.  All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Grantee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

19.                               Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

20.                               Amendment.  This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

21.                               Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.  A copy of the Plan is available upon request to the Administrator.

22.                               Governing Law. The parties agree that the formation, validity, interpretation and performance of this Agreement shall be governed and interpreted by the substantive laws of Maryland, without reference to its rules of conflicts of law.  The Grantee also hereby consents to be subject to personal jurisdiction of the state and federal courts located in Maryland for any action or proceeding arising from or relating to this Agreement.

23.                               Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

24.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Blank; Signatures Appear on Next Page}

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

LAUREATE EDUCATION, INC.

By:	/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: General Counsel and Senior Vice President

Date:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

WITNESS:	GRANTEE

/s/ Eilif Serck-Hanssen
EILIF SERCK-HANSSEN

	Date:	8/6/08

Enclosures: Laureate Education, Inc. 2007 Stock Incentive Plan

2007 Audited Financial Statements of the Company

Unaudited Financial Statements of the Company for the first quarter of 2008

Company Disclosure Statement

STOCK POWER

FOR VALUE RECEIVED, the undersigned,                                 , hereby sells, assigns and transfers unto Laureate Education, Inc., a Maryland corporation (the “Company”), or its successor,                              shares of common stock, par value $0.001 per share, of the Company standing in my name on the books of the Company, represented by Certificate No.                         , which is attached hereto, and hereby irrevocably constitutes and appoints                                                                                                              as my attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

WITNESS:

Dated:

NOTICE TO RESTRICTED STOCK RECIPIENT

The purpose of this notice is to alert you to the fact that there are potentially significant tax consequences to you arising from the grant and vesting of your Award Shares which constitute restricted stock.

The Grantee is urged to consult with your own tax advisor as to the availability and advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (an “83(b) Election”).  Please note that if you choose to make an 83(b) Election, it must be filed with the Internal Revenue Service within 30 days after your Grant Date.  There are no exceptions to this rule.

Attached for your information is some general information concerning the procedure for filing an 83(b) Election.

INSTRUCTIONS REGARDING SECTION 83(b) ELECTIONS

1.              An 83(b) election is irrevocable.

2.              If you choose to make an 83(b) Election, an 83(b) Election Form must be filed with the Internal Revenue Service within 30 days after the date the restricted stock is granted to you; no exceptions to this rule are made.

3.              You must provide a copy of the 83(b) Election Form to the corporate secretary or other designated officer of Laureate Education, Inc.  This copy should be provided to the Company at the same time that you file your 83(b) Election Form with the Internal Revenue Service.

4.              In addition to making the filing under Item 2 above, you must attach a copy of your 83(b) Election Form to your tax return for the taxable year in which you received the restricted stock.

5.              If you make an 83(b) election and later forfeit the restricted stock, you will not be entitled to a refund of the taxes that you paid with respect to the compensation income you recognized under the 83(b) election.

You are urged to consult your personal tax advisor to discuss the consequences of your grant of restricted stock and consider whether an 83(b) election is advisable under the circumstances.

SECTION 83(b) ELECTION FORM

Election Pursuant to Section 83(b) of the Internal Revenue Code

 to Include Property in Gross Income in Year of Transfer

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                       The name, address, and taxpayer identification number of the undersigned are:

    -  -

2.                                       The property with respect to which the election is made is                            shares of Common Stock, par value $0.001 per share, of Laureate Education, Inc., a Maryland corporation (the “Company”).

3.                                       The date on which the property was transferred is                                 , the date on which the taxpayer was issued restricted stock.

4.                                       The taxable year to which this election relates is calendar year 20    .

5.                                       The property is subject to restrictions in that the property is not transferable and is subject to forfeiture in the event that the taxpayer ceases to perform substantial services for the Company within a certain period of time and/or certain Company-based financial performance objectives are not attained.

6.                                       The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $             per share; with a cumulative fair market value of $            .  The taxpayer paid $               for the property transferred.

A copy of this statement was furnished to the Company, for whom the taxpayer rendered the services underlying the transfer of such property.

This election is made to the same effect, and with the same limitations, for purposes of any applicable state statute corresponding to Section 83(b) of the Internal Revenue Code.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Signed:

Date:

Letter for filing §83(b) Election Form

[Date]

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service Center

(the Service Center to which individual income tax return is filed)

Re:	83(b) Election of
Social Security Number:

Dear Sir/Madam:

Enclosed is an election under §83(b) of the Internal Revenue Code of 1986 with respect to certain shares of stock of Laureate Education, Inc., a Maryland corporation, that were transferred to me on                             , 20    .

Please file this election.

Sincerely,

Cc: Corporate Secretary of Laureate Education, Inc.